EXHIBIT (5)(a)

                              NORWEST SELECT FUNDS
                          INVESTMENT ADVISORY AGREEMENT

                                   May 1, 1995

         AGREEMENT made this 1st day of May, 1995, between Norwest Select Funds (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at 61 Broadway, New York, New York 10006 and Norwest Bank Minnesota, N.A. (the "Adviser"), a banking association organized under the laws of the United States of America with its principal place of business at Sixth Street and Marquette, Minneapolis, Minnesota 55479.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "Act") as an open-end management investment company and is authorized to issue interests (as defined in the Trust's Trust Instrument) in separate series;

         WHEREAS, the Trust desires that the Adviser perform investment advisory services for the series of the Trust as listed in Appendix A hereto (the "Fund"), and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, the Trust and the Adviser agree as follows:

         SECTION 1.  THE TRUST; DELIVERY OF DOCUMENTS

         The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Trust Instrument, By-Laws and Registration Statement filed with the Securities and Exchange Commission (the "SEC ") under the Act and the
Securities Act of 1933 (the "Securities Act"), including any representations made in a prospectus ("Prospectus") and statement of additional information ("Statement of Additional Information") relating to the Fund contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Trust is currently authorized to issue four series of shares and the Board is authorized to issue any unissued shares in any number of additional classes or series. The Trust has delivered copies of the documents listed in this Section 1 and will from time to time furnish the Adviser with any amendments thereof.

         SECTION 2.  INVESTMENT ADVISER; APPOINTMENT

         The Trust hereby employs the Adviser, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets in the Fund and, without limiting the generality of the foregoing, to provide other services specified in Section 3 hereof.

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         SECTION 3.  DUTIES OF THE ADVISER

         (a) The Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets in the Fund. To carry out such decisions, the Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Fund. In all purchases, sales and other transactions in securities for the Fund, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         (b) The Adviser will report to the Board at each meeting thereof all changes in the Fund since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Fund and the Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund's holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Fund as the Adviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities for the Fund, the Adviser will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Trust's Trust Instrument, By-Laws and Registration Statement under the Act and the Securities Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended in respect of regulated investment companies and the investment objectives, policies and restrictions of the Fund.

         (c) The Adviser will from time to time employ or associate with such persons as the Adviser believes to be particularly fitted to assist in the execution of the Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on the Trust's behalf in any such respect.

         (d) The Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the SEC and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or the Trust's authorized representatives.

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         (e) The Adviser  shall have no duties or  obligations  pursuant to this
Agreement,  including  any  obligation to reimburse  Fund  expenses  pursuant to
Section 4 hereof, during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the Act.

         SECTION 4.  EXPENSES

         The Adviser shall be responsible for that portion of the net expenses of the Fund (except interest, taxes, brokerage fees and other expenses paid by the Fund in accordance with an effective plan pursuant to Rule 12b-1 under the Act and organization expenses, all to the extent such exceptions are permitted by applicable state law and regulation) incurred by the Fund during the Fund's fiscal year or portion thereof that this Agreement is in effect which, as to the Fund, in any such year exceeds the limits applicable to the Fund under the laws or regulations of any state in which shares of the Fund are qualified for sale (reduced pro rata for any portion of less than a year) and which is not assumed by Forum Financial Services, Inc., the Trust's manager and distributor, or any other person.

         The Trust hereby confirms that, subject to the foregoing, the Trust shall be responsible and shall assume the obligation for payment of all the Trust's other expenses, including: interest charges, taxes, brokerage fees and commissions; certain insurance premiums; fees, interest charges and expenses of the Trust's custodian, transfer agent and dividend disbursing agent; telecommunications expenses; auditing, legal and compliance expenses; costs of the Trust's formation and maintaining its existence; costs of preparing and printing the Trust's Prospectuses, Statements of Additional Information, account application forms and shareholder reports and delivering them to existing and prospective shareholders; costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of the Trust's shares; costs of reproduction, stationery and supplies; compensation of the Trust's trustees, officers and employees and costs of other personnel performing services for the Trust who are not the Adviser's officers or officers of Forum Financial Services, Inc. or their resepctive affiliates; costs of corporate meetings; registration fees and related expenses for registration with the SEC and the securities regulatory authorities of other countries in which the Trust's shares are sold; state securities law registration fees and related expenses; fees and out-of-pocket expenses payable to Forum Financial Services, Inc. under any distribution, management or similar agreement; and all other fees and expenses paid by the Trust pursuant to any distribution or shareholder service plan adopted pursuant to Rule 12b-1 under the Act.

         SECTION 5.  STANDARD OF CARE

         The Trust shall expect of the Adviser, and the Adviser will give the Trust the benefit of, the Adviser's best judgment and efforts in rendering its services to the Trust, and as an inducement to the Adviser's undertaking these services the Adviser shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided



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that  nothing  herein  shall be deemed to protect,  or purport to  protect,  the
Adviser against any liability to the Trust or to the Trust's security holders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties hereunder, or by reason of the Adviser's reckless disregard of its obligations and duties hereunder.

         SECTION 6.  COMPENSATION

         (a) In consideration of the foregoing, the Trust shall pay the Adviser, with respect to the Fund, a fee at an annual rate as listed in Appendix A hereto. Such fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month. The Adviser's reimbursement, if any, of the Fund's expenses as provided in Section 4 hereof, shall be estimated and paid to the Trust monthly in arrears, at the same time as the Trust's payment to the Adviser for such month. Payment of the advisory fee will be reduced or postponed, if necessary, with any adjustments made after the end of the year.

         (b) For purposes of calculating the Fund's daily net assets in determining the fees payable hereunder there shall be excluded all holdings (and liabilities related to the purchase of holdings) in any registered open-end management investment company for which the Adviser acts as investment adviser. No fee shall be payable hereunder with respect to the Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the Act.

         SECTION 7.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to the Fund immediately upon approval by a majority of the outstanding voting securities of the Fund.

         (b) This Agreement shall remain in effect with respect to the Fund for a period of one year from the date of its effectiveness and shall continue in effect for successive twelve-month periods (computed from each anniversary date of the approval) with respect to the Fund; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case,
(ii) by a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust); provided further, however, that if this Agreement or the continuation of this Agreement is not approved as to the Fund, the Adviser may continue to render to the Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

         (c) This Agreement may be terminated with respect to the a Fund at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Adviser or (ii) by the Adviser on 60 days' written notice to the Trust. This agreement shall terminate upon assignment.

         SECTION 8.  ACTIVITIES OF THE ADVISER

         Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Adviser's right, or the right of any of the Adviser's officers, directors or employees who may also be a trustee, officer or employee of the Trust, or persons otherwise affiliated with the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 9.  SUBADVISERS

         At its own expense, the Adviser may carry out any of its obligations under this agreement by employing, subject to its supervision, one or more persons who are registered as investment advisers pursuant to the Investment Advisers Act of 1940, as amended, or who are exempt from registration thereunder ("Subadvisers"). Each Subadviser's employment will be evidenced by a separate written agreement approved by the Board and, if required, by the shareholders of the Fund. The Adviser shall not be liable hereunder for any act or omission of any Subadviser, except to exercise good faith in the employment of the Subadviser and except with respect to matters as to which the Adviser assumes responsibility in writing.

         SECTION 10.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the interest holders of the Fund shall not be liable for any obligations of the Trust or of the Fund under this Agreement, and the Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Adviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the interest holders of the Fund.

         SECTION 11.  "NORWEST" NAME

         If the Adviser ceases to act as investment adviser to the Trust or any Fund whose name includes the word "Norwest," or if the Adviser requests in writing, the Trust shall take prompt action to change the name of the Trust any such Fund to a name that does not include the word "Norwest." The Adviser may from time to time make available without charge to the Trust for the Trust's use any marks or symbols owned by the adviser, including marks or symbols containing the word "Norwest" or any variation thereof, as the Adviser deems appropriate. Upon the Adviser's request in writing, the Trust shall cease to use any such mark or symbol at any time. The Trust acknowledges that any rights in or to the word "Norwest" and any such marks or symbols which may exist on the date of this Agreement or arise hereafter are, and under any and all circumstances shall continue to be, the sole property of the Adviser. The Adviser may permit other parties, including other investment companies, to use the word "Norwest" in their names without the consent of the Trust. The Trust shall not use the word "Norwest" in conducting any business other than that of an investment company registered under the Act without the permission of the Adviser.

         SECTION 12.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of the Fund.

         (b) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (c) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware.

         (d)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                                    NORWEST SELECT FUNDS


                                                    --------------------------
                                                    John Y. Keffer
                                                      President


                                                    NORWEST BANK MINNESOTA, N.A.


                                                    ------------------------
                                                    P. Jay Kiedrowski
                                                      Executive Vice President


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                              NORWEST SELECT FUNDS
                          INVESTMENT ADVISORY AGREEMENT

                                   May 1, 1995

                                   Appendix A


                                                            Fee as a % of
                                                      the Annual Average Daily
FUNDS OF THE TRUST                                     NET ASSETS OF THE FUND

Small Company Stock Fund                                     0.80%